UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2013

NGL Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa Oklahoma 74136

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918) 481-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

On December 30, 2013, NGL Energy Operating, LLC, in its capacity as borrowers’ agent and a wholly-owned subsidiary of NGL Energy Partners, LP (the “Partnership”), entered into a Facility Increase Agreement (the “Agreement”) with Deutsche Bank Trust Company Americas, as administrative agent (the “Agent”) and the other financial institutions party thereto. The Agreement increases the working capital revolving commitments under the Partnership’s revolving credit facility by an additional $50 million.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Facility Increase Agreement among NGL Energy Operating LLC, Deutsche Bank Trust Company Americas and the other financial institutions party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: January 3, 2014	By:	/s/ Atanas H. Atanasov
Atanas H. Atanasov
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Facility Increase Agreement among NGL Energy Operating LLC, Deutsche Bank Trust Company Americas and the other financial institutions party thereto